                         SHARE PURCHASE & SALE AGREEMENT

    THIS AGREEMENT (the "Agreement"), dated as of June 6, 1997, is entered into by and between 2d Interactive, Inc., a Delaware corporation ("2d"), and Global One Distribution & Marketing, Inc., a Delaware corporation ("Global One").

    WHEREAS, 2d and Global One wish to provide for the mutual sale and exchange of common stock, on the terms and conditions herein set forth.

    NOW THEREFORE, in consideration of the premises and the mutual agreements and understandings herein set forth:

                 1. ISSUANCE, SALE AND PURCHASE OF THE SHARES

              (a) EXCHANGE, ISSUANCE, AND DELIVERY OF CERTIFICATES

    (i) Within 30 days of the satisfaction of the conditions precedent set forth in section 4(c)(i) of this Agreement, 2d shall issue and deliver to Global One, 19,625 shares of 2d common stock, and Global One shall issue and deliver to 2d, one-half of the number of Global One common stock shares determined in accordance with section 1(b)(iii) below.

    (ii) Within 30 days of the satisfaction of the conditions precedent set forth in section 4(c)(ii) of this Agreement, 2d shall issue and deliver to Global One, 19,625 shares of 2d common, and Global One shall issue and deliver to 2d, one-half of the number of Global One common stock shares determined in accordance with section 1(b)(iii) below.

    (iii) The total number of common stock shares to be issued by Global One pursuant to section 1(a)(i) and 1(a)(ii) shall be equal to 550,000 shares of common stock at $2.00 per share.

    (iv) 2d will, on the Closing Date, issue and deliver to Global One, 19,625 shares of 2d common stock, for and in consideration of Global One's faithful and diligent performance of that certain Distribution Agreement, subject to applicable cure periods as contained therein, to be entered into by and between the parties as of the Closing Date, a copy of which is attached hereto and made a part hereof. In the event of a material breach of the Distribution Agreement by Global One during the initial term of such Distribution Agreement, 2d shall have the right, in addition to any other available remedies available at law or in equity, to repurchase the 2d Shares issued pursuant to this paragraph (iv), at a purchase price of one cent
($.01) per share.   Provided however, the number of 2d Shares that 2d may
purchase pursuant to this purchase option shall be reduced by 10% for each year the Distribution Agreement remains in full force and effect.

    (v) Within 30 days of Global One's satisfaction in every respect of the conditions set forth in paragraph 2(a) of the Distribution Agreement with respect to the placement of 1,000 2d PosterCruisers during the first year of the Distribution Agreement, 2d will issue and deliver to Global One, 19,625 shares of 2d common stock.
In the event that the conditions of paragraph 2(a) of the Distribution Agreement are not satisfied in every respect by Global One or in the event that there is a material breach of the Distribution Agreement by Global One, then Global One's right to receive 2d Shares pursuant to this paragraph (iii) shall terminate and have no further force or effect. In the event of a material breach of the Distribution Agreement by Global One during the initial term of such Distribution Agreement, 2d shall have the right to repurchase the 2d Shares issued pursuant to this paragraph (v), at a purchase price of one cent ($.01) per share. Provided however, the number of 2d Shares that 2d may purchase pursuant to this purchase option shall be reduced by the percentage of PosterCruisers actually placed by Global One (determined by dividing actual PosterCruiser Placement by 1,000), further provided, that Global One achieves a minimum placement of 75% of the 1,000 PosterCruisers.

    (vi) The Global One and 2d common stock referred to above shall collectively be referred to as "Shares", and shall be referred to separately as either the "2d Shares" or the "Global One Shares."

    (vii) Until and prior to the issuance of the 2d Shares, the number of 2d Share to be issued pursuant to this Agreement shall be subject to adjustment (i) in the event that 2d at any time or from time to time after the date hereof, but prior to the issuance thereof, shall declare or pay any dividend on common stock payable in common stock, or effect a subdivision of the outstanding shares of common stock into a greater number of shares of common stock (by reclassification or otherwise than by payment of a dividend in common stock), then, in any such event, the number of 2d shares shall be increased proportionately, and (ii) in the event that the outstanding shares of 2d common stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of 2d common stock, the number of 2d Shares to be issued to Global One shall, concurrently with the effectiveness of such combination or consolidation, be proportionately adjusted.

                    (b) RESTRICTED NATURE OF THE SHARES

    (i)     Global One recognizes and acknowledges that:

            (1) the 2d Shares have been offered by 2d, and are being purchased by Global One, without registration pursuant to, and in reliance on the exemption from registration provided for in Section 4(2) of, the Securities Act of 1933, as amended (the "Act"),

            (2) the disposition of any or all of the 2d Shares by Global One will be restricted under the Act and the rules and regulations thereunder, and

            (3) the certificates for the 2d Shares will each bear a conspicuous legend which states that the 2d Shares have not been registered under the Act, and refers to the restrictions on the transferability of the 2d Shares, and the repurchase rights set forth in section 1(a) hereof.

    (ii)    2d recognizes and acknowledges that:

            (1) the Global One Shares have been offered by Global One, and are being purchased by 2d without registration pursuant to, and in reliance on the exemption from registration provided for in Section 4(2) of, the Securities Act of 1933 as amended (the "Act"),

            (2) the disposition of any or all of the Global One Shares by 2d will be restricted under the Act and the rules and regulations thereunder, and

            (3) the certificates for the Global One Shares will each bear a conspicuous legend which states that the Global One Shares have not been registered under the Act, and refers to the restrictions on the transferability thereof.

                    2. REPRESENTATIONS AND WARRANTIES
                           OF 2D AND GLOBAL ONE

    2d and Global One hereby represent and warrant to each other that:

                     (a) ISSUE AND SALE OF THE SHARES

    Except as otherwise provided in this Agreement, upon fulfillment of the conditions precedent set forth in paragraph 4, each party will have all necessary corporate and other power, and all necessary authorization of such party's board of directors and shareholders, and any other authorization necessary to issue and sell the Shares to the other party hereunder. The Shares, when issued and sold hereunder, will be free and clear of any and all liens, claims, encumbrances and restrictions of every kind, except for restrictions imposed under the Act and other laws and governmental regulations applicable to unregistered securities.

                            (b) CAPITALIZATION

    (i) Upon execution of this Agreement, 2d's total outstanding capital stock consists of 230,744 shares of common stock, exclusive of the 2d Shares being issued pursuant to this Agreement, with a par value of $.01, and 195 shares of preferred stock, with a par value of $.01. Each share of preferred stock has the right and option to convert into 461.35 shares of 2d common stock. In addition, on the Closing Date, there is anticipated to be outstanding warrants, options and other rights (both vested and non-vested) to acquire up to 26,675 shares of 2d common stock. The 2d Shares will, when delivered hereunder, be validly issued, fully authorized and paid, and non-assessable.

    (ii) Upon execution of this Agreement, Global One's outstanding capital stock consists of 13,010,947, shares of common stock, exclusive of the Global One Shares being issued pursuant to this Agreement, with a par value of $.01, and 0 shares of preferred stock, with a par value of $.01. In addition, on the Closing Date, there is anticipated to be outstanding warrants, options and other rights (both vested and non-vested) to acquire up to 3,143,033 shares of Global One common stock. The Global One Shares will, when delivered hereunder, be validly issued, fully authorized and paid, and non-assessable.

                   (c) CORPORATE EXISTENCE AND STANDING

    (i) 2d is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority, and all requisite governmental licenses and consents, to carry on its business as it is contemplated to be conducted, and to own, lease and operate its properties. The copies of 2d's Articles of Incorporation (certified as of the date hereof by 2d's Secretary) and By-laws (certified as of the date hereof by 2d's Secretary) which have been delivered to Global One are complete and correct, and there have been no amendments thereto prior to the Closing Date. The directors and officers of 2d will be at the Closing Date set forth and certified by the Secretary of 2d. On the Closing Date, 2d will deliver certified copies of resolutions from its Board of Directors (i) authorizing the execution of this Agreement, (ii) the issuance of the 2d Shares, and (iii) the performance of the transactions contemplated by this Agreement and the Distribution Agreement. On the Closing Date, 2d will deliver certificates of good standing from the State of Delaware.

    (ii) Global One is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority, and all requisite governmental licenses and consents, to carry on its business as it is contemplated to be conducted, and to own, lease and operate its properties. Global One is, or will on the Closing Date be, duly qualified and in good standing as a foreign corporation, and authorized to do business in all other states or jurisdictions in which the nature of its properties owned, or business conducted, necessitates such qualification or authorization. The copies of Global One's Articles of Incorporation (certified as of the date hereof by Global One's Secretary) and By-laws (certified as of the date hereof by Global One's Secretary) which have been delivered to 2d are complete and correct, and there have been no amendments thereto prior to the Closing Date. The directors and officers of Global One will on the Closing Date be set forth and certified by the Secretary of Global One. On the Closing Date, Global One will deliver certified copies of resolutions from its Board of Directors (i) authorizing the execution of this Agreement, (ii) the issuance of the Global One Shares, and (iii) the performance of the transactions contemplated by this Agreement and the Distribution Agreement. On the Closing Date, Global One will deliver certificates of good standing from the State of Delaware.

                               (d) AUTHORITY

    (i) 2d, and any authorized agent signing this Agreement on behalf of 2d, have all necessary corporate, and other legal power, authority and authorization to execute and deliver this Agreement, and to consummate the transactions contemplated by this Agreement. This Agreement constitutes a legal, valid and binding obligation of 2d enforceable in accordance with its terms. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will violate any provision of the Articles of Incorporation or By-Laws, or violate or constitute a default under any agreement, instrument or arrangement to or by which 2d is a party or is bound, or any statute, regulation, order, judgment, or decree or award of any governmental body, court or arbitrator binding upon 2d.

    (ii) Global One, and any authorized agent signing this Agreement on behalf of Global One, have all necessary corporate, and other legal power, authority and authorization to execute and deliver this Agreement, and to consummate the transactions contemplated by this Agreement. This Agreement constitutes a legal, valid and binding obligation of Global One enforceable in accordance with its terms. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will violate any provision of the Articles of Incorporation or By-Laws, or violate or constitute a default under any agreement, instrument or arrangement to or by which Global One is a party or is bound, or any statute, regulation, order, judgment, or decree or award of any governmental body, court or arbitrator binding upon Global One.

                                (e) FINANCIAL STATEMENTS

    (i) 2d has furnished to Global One (I) its unaudited balance sheet as of December 31, 1996, and its related income statement for the year then ended, and (2) its April 30, 1997, unaudited interim financial statements. Such statements reasonably present 2d's financial position as of the dates thereof, and the results of its operations for the periods covered thereby. Since April 30, 1997, there has been no material adverse change in 2d's condition, (other than a material reduction in 2d's available cash and working capital), properties or operations as shown on such financial statements, except as otherwise disclosed in writing as part of this transaction, or as reflected on the interim financial statements dated
April 30, 1997, and since such date no dividends have been declared or paid on any 2d stock.

    (ii) Global One has furnished to 2d (1) its audited balance sheet as of December 31, 1996, and its related income statement for the year then ended, certified by Deloitte & Touche, certified public accountants, and (2) its March 31, 1997, interim unaudited financial statements. Such statements were prepared in accordance with generally accepted accounting principles consistently applied, and present Global One's financial position as of the dates thereof, and the results of its operations for the periods covered thereby. Since March 31, 1997, there has been no material adverse change in Global One's condition (financial or otherwise), properties or operations as shown on such financial statements, except as otherwise disclosed in writing as part of this transaction, or as reflected on the interim financial statements dated March 31, 1997, and since such date no dividends have been declared or paid on any Global One stock.

                      (f) SUBSIDIARIES, JOINT VENTURES, ETC.

    (i) As of the date hereof 2d has no subsidiaries, and is not a shareholder, partner, member, or affiliate of any other corporation, limited liability company, partnership, or joint venture.

    (ii) As of the date hereof Global One has three subsidiaries: OSP Publishing, Inc., Kelly Russell Studios, Inc., BEx Corp., and is not a shareholder, partner, member, or affiliate of any other corporation, limited liability company, partnership, or joint venture.

                               (g) PROCEEDINGS

    (i) There are no proceedings pending or threatened against or affecting 2d in any court or before any governmental authority, arbitration board or tribunal which, if adversely determined, would materially and adversely affect 2d's business or condition (financial or otherwise), or the ability of 2d to perform its respective obligations under this Agreement or any other agreement relating to the transactions contemplated herein. To the best of its knowledge, 2d is not in default with respect to any order, judgment or decree of any court or governmental authority.

    (ii) There are no proceedings pending or threatened against or affecting Global One in any court or before any governmental authority, arbitration board or tribunal which, if adversely determined, would materially and adversely affect Global One's business or financial condition, or the ability of Global One to perform their respective obligations under this Agreement or any other agreement relating to the transactions contemplated herein. To the best of its knowledge, Global One is not in default with respect to any order, judgment or decree of any court or governmental authority.

                          (h) ACCURACY OF INFORMATION

    No information furnished in connection with the transactions contemplated herein, as of the date hereof, contains any untrue statement or omission of a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

                     (i) TAX RETURNS AND TAX LIABILITIES

    Each party has filed all tax returns required to be filed prior to the date hereof, and has paid in full, or made provisions in the financial statements described in Section 2(e) for the payment of, all taxes due thereon. There are no pending audits, assessments or deficiencies, and each party has not executed or agreed to execute any waivers or extensions of statutes of limitations with respect to any such taxes.

                      (j) INVESTMENT REPRESENTATION

    (i) 2d is acquiring the Global One Shares for its own account for investment and not with a view to distribution or resale, and the Global One Shares will not be sold or transferred unless (i) such sale is registered in accordance with the provisions of the Act and any applicable state laws or
(ii) 2d delivers an opinion of counsel reasonably satisfactory to Global One that registration under the Act or any applicable state laws is not required. 2d has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Global One Shares, and its financial condition is such that there is no present necessity or obligation requiring it to dispose of the Global One Shares to satisfy any commitment, and it is able to bear the economic risk of the investment in the Global One Shares for an indefinite period of time. 2d acknowledges that Global One has made available to 2d the opportunity to request and receive all requested information concerning Global One and has independently conducted its own due diligence concerning the facts, risks, and circumstances surrounding Global One's business and the transactions contemplated by this Agreement.

    (ii) Global One is acquiring the 2d Shares for its own account for investment and not with a view to distribution or resale, and the 2d Shares will not be sold or transferred unless (i) such sale is registered in accordance with the provisions of the Act and any applicable state laws or
(ii) Global One delivers an opinion of counsel reasonably satisfactory to 2d that registration under the Act or any applicable state laws is not required. Global One has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the 2d Shares, and its financial condition is such that there is no present necessity or obligation requiring it to dispose of the 2d Shares to satisfy any commitment, and it is able to bear the economic risk of the investment in the 2d Shares for an indefinite period of time. Global One acknowledges that 2d has made available to Global One the opportunity to request and receive all requested information concerning 2d and has independently conducted its own due diligence concerning the facts, risks, and circumstances surrounding 2d's business and the transactions contemplated by this Agreement.

                       3. COVENANTS OF 2D AND GLOBAL ONE

    Each party hereto hereby agrees that:

                (a) CONDUCT OF BUSINESS PRIOR TO THE CLOSING DATE

    Except for transactions expressly approved in writing by the other party hereto, from the date hereof to the Closing Date each party will operate its business only in the usual, regular and ordinary course of business.

                           (b) NO ORGANIC CHANGE

    Except as provided in subparagraph (d) below, prior to the Closing Date neither party shall: (i) amend its Articles of Incorporation or By-laws; (ii) cause or allow a change to be made in its outstanding capital stock by reclassification, subdivision, reorganization or otherwise; (iii) enter into or negotiate a merger or consolidation with any other corporation or other entity; or (iv) sell any substantial assets, or purchase substantially all of the assets of any other entity.

                            (c) NO DIVIDENDS, ETC.

    Prior to the Closing Date, neither party shall cause a dividend or other distribution or payment to be declared, paid or made by it with respect to shares of its capital stock, or cause a purchase, redemption or other acquisition to be made by it with respect of any of such shares.

                                (d)  2D STOCK OFFERING

    Notwithstanding the foregoing, 2d shall have the right and opportunity to pursue an offering of its authorized common or preferred stock, or any other security, for the purpose of raising capital on such terms and conditions as the shareholders and/or board of directors of 2d deem appropriate in order to carry out the business plans and objectives of 2d.

            4. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTIES

                           (a) 2d Conditions to Closing

    The obligations of 2d to perform and carry out the terms and conditions of this Agreement shall be contingent upon 2d securing (i) a written waiver of certain pre-emptive rights of 2d's preferred stock Shareholders, within twenty (20) business days of acceptance of this Agreement; and, (ii) a resolution from 2d's Board of Directors approving of this transaction within five (5) business days of acceptance of this Agreement.

                         (b) Global One Conditions to Closing

    The obligations of Global One to perform and carry out the terms and conditions of this Agreement shall be contingent upon Global One securing (i) a resolution from its board of directors approving of this transaction with five (5) business days of acceptance of this Agreement, and (ii) a Voting Agreement by and between Global One and Dominic Ianno, Gregory Baldwin and Mitch Fournier as trustees of that certain Voting Trust Agreement dated May 1, 1996, to vote certain common stock shares in accordance with paragraph 6(d) hereof, within five (5) business days of acceptance of this Agreement.

                         (c) Conditions to Issuance of Shares

    (i) The issuance of the 2d Shares and Global One Shares as set forth in section 1(a)(i) shall be conditioned upon and subject to 2d raising capital in the aggregate amount of two and one half million dollars ($2,500,000), through an offering of equity, debt, or other securities, or pursuant to a line-of-credit or equipment lease arrangement within eighteen
(18) months from the Closing Date. In the event that such capital is not raised by 2d, then each party's obligation to issue such shares shall terminate, provided however, Global One may elect to waive this condition by written notice to 2d, upon which the obligations shall remain in full force and effect, and shall as soon thereafter be completed.

    (ii) The issuance of the 2d Shares and Global One Shares as set forth in section 1(a)(ii) shall be conditioned upon and subject to 2d raising total capital, including the amount raised pursuant to subparagraph (i) above, of five million dollars ($5,000,000), through an offering of equity, debt, or other securities, or pursuant to a line-of-credit or equipment lease arrangement within twenty-four (24) months from the Closing Date. In the event that such capital is not raised by 2d, then each party's obligation to issue such shares shall terminate, provided however, Global One may elect to waive this condition by written notice to 2d, upon which the obligations shall remain in full force and effect, and shall as soon thereafter be completed.

                              (c) Waiver & Best Efforts

    Either party may waive the conditions precedent to its obligations to perform this Agreement. Absent a waiver or extension of this Agreement for the fulfillment of each condition, this Agreement shall automatically terminate upon failure to meet each stated condition. Each party shall use its best efforts to secure the necessary agreements, documents and approvals stated herein.

                                   5. CLOSING

                              (a) TIME AND PLACE

    The closing of this transaction will take place at 2d Interactive, Inc., at 1:00 p.m. local time, on July 16, 1997 (the "Closing Date"), or at such other time and date as the parties may agree.

                        (b) 2D DELIVERIES ON CLOSING DATE

    (i) At the Closing, 2d shall deliver to Global One certificates for the total amount of shares of common stock to be issued to Global One pursuant to paragraph 1(a)(iv), which certificates shall have been, on the Closing Date, registered in Global One's name in the stock transfer records of 2d.

    (ii) At the Closing, 2d shall execute and deliver to Global One two or more fully executed copies of the Distribution Agreement.

    (iii) At the Closing, 2d shall execute and deliver to Global One two or more fully executed copies of the Standstill Agreement and 2d Voting Agreement.

    (iv) At the Closing, 2d shall deliver the resolutions and documents set forth in paragraph 2(c) hereof.

                 (c) GLOBAL ONE DELIVERIES ON CLOSING DATE

    (i) At the Closing, Global One shall execute and deliver to 2d, two or more fully executed copies of the Distribution Agreement.

    (ii) At the Closing, Global One shall execute and deliver to 2d, two or more fully executed copies of the Standstill Agreement and 2d Voting Agreement.

    (iii) At the Closing, Global One shall deliver the resolutions and documents set forth in paragraph 2(c) hereof.

                     6. POST CLOSING AGREEMENTS

                     (a) REGISTRATION COVENANTS

    (i) If at any time after the Closing Date 2d shall determine to register under the Act any of the shares of its common stock, 2d will promptly notify Global One of such determination and give Global One an opportunity to include any of the shares then held by Global One as part of such registration, at no cost to Global One, except for its share of applicable commissions, discounts, and underwriting fees.

    (ii) If at any time after the Closing Date Global One shall determine to register under the Act any of the shares of its common stock, Global One will promptly notify 2d of such determination and give 2d an opportunity to include any of the Global One Shares then held by 2d as part of such registration, at no cost to 2d, except for its share of applicable commissions, discounts, and underwriting fees.

    (iii) Either party's obligation to effect registration of the Shares for the other party shall include using its best efforts in attempting to qualify under the Act and any other applicable Blue Sky or state securities laws as may be necessary to enable such party to offer and sell such shares or any part thereof. The shares registered pursuant to this section shall be subject to such restrictions on transfer as may be determined by the board of directors of the company registering such shares.

    (iv) If a registration pursuant to this Section 6 involves an underwritten offering and the managing underwriter shall advise the company in writing that in its opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the number of shares of Registrable Securities to be included in such registration shall be allocated pro rata among all Selling Shareholders on the basis of the relative number of shares of each shareholder.

    (v) In the event of any registration of any securities of either company under the Securities Act pursuant to Section 3 or 4 hereof, such company will, and it hereby does, indemnify and hold harmless, to the extent permitted by law, the seller of any Registrable Securities covered by such registration statement, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act (collectively, the "Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, and expenses to which any of the Indemnified Parties may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances then existing. Such company will reimburse each Indemnified Party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that such company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to such company through an instrument duly executed by such seller specifically stating that it is for use in the preparation thereof, and provided further that such company will not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, under the indemnity agreement in this Section 6(a) with respect to any preliminary prospectus or the final prospectus or the final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the fact that such underwriter sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus (including any documents incorporated by reference therein) or of the final prospectus as then amended or supplemented (including any documents incorporated by reference therein), whichever is most recent, if such company has previously furnished copies thereof to such underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any Indemnified Party and shall survive the transfer of such securities by such seller.

    (vi) INDEMNIFICATION BY THE SELLERS. A party registering securities pursuant to this Section 6 may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with
Section 5 hereof, that such company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities or any underwriter, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Subsection 6(v)) such party with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to such party through an instrument duly executed by such seller or underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnification shall remain in full force and effect regardless of any investigation made by or on behalf of such company or any of the prospective sellers, or any of their respective affiliates, directors, officers or controlling persons and shall survive the transfer of such securities by such seller.

    (vii) NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party, of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                 (b) GLOBAL ONE RIGHT OF FIRST REFUSAL

    In the event that at any time prior to the expiration of one year from the Closing Date, 2d wishes to issue shares of common stock representing on the date of issuance fifty-one percent of the outstanding common stock of 2d, 2d shall notify Global One of such desire and shall give Global One the first right and opportunity, subject to the rights of the 2d Preferred Stock shareholders, to purchase such shares on certain terms and conditions determined by 2d. Thereafter, Global One shall have fifteen days in which to accept such offer and immediately provide for the purchase of such shares, or decline such offer. In the event that Global One declines such offer and 2d is able to secure the sale of such shares on terms substantially similar to the offer or more favorable than the offer, this option shall have no further force or effect and shall terminate in all respects, provided however, in the event that 2d is able to secure an offer to sell such interest on financial terms that are less favorable to 2d then the offer made to Global One, then Global One shall have the right to match such offer and immediately proceed with the purchase of such shares in accordance with the terms and conditions of such offer.

                              (c) STANDSTILL AGREEMENT

    2d and Global One agree to execute and deliver at Closing the Standstill Agreement attached hereto and made a part hereof.

                             (d) ELECTION OF 2D DIRECTORS

    Within 5 business days of execution of this Agreement, 2d will use its best efforts, subject to applicable provisions of Delaware law, to secure the execution of a Voting Agreement with the trustees of that certain Voting Trust dated May 1, 1996, that will provide for the right to at all times during which Global One remains the owner of 5% or more of the outstanding common stock:

    (i) to vote his or its shares of stock to elect to the Board of Directors of 2d one person nominated by Global One and reasonably satisfactory to 2d, and

    (ii) in the event of a vacancy in a position held by a director nominated by Global One, to vote his or its shares of stock and/or to take appropriate steps to cause the remaining directors to appoint a Global One nominee to fill such vacancy.

The initial election of a Global One representative shall occur with 30 days of the Closing Date. The covenants contained in this Section 6(d) shall be binding upon all transferees and assigns of any voting securities of 2d now or at any time held by the Shareholders or any of them, and the Shareholders jointly and severally agree that all such securities shall bear a legend referring to the terms of this Section 6(d).

                (e) RIGHT TO PARTICIPATE IN GLOBAL ONE BOARD MEETINGS

    From and after the Closing Date, 2d shall have the right to receive from Global One reasonable advance written notice of all meetings of the Board of Directors of Global One, and further, shall have the right to nominate a representative of 2d who may participate in such meeting in person, by telephone, by video conference, or by other means. Such 2d representative shall not be entitled to any vote on the board of directors and shall have no liability with respect to the actions taken by such Global One board of directors. In addition, copies of any and all resolutions, minutes, and other actions taken by the Board of Global One shall be timely given to such 2d representative.

                   (f) RIGHT OF FIRST REFUSAL ON TRANSFER OF SHARES

    Provided the shares referred to herein have not been registered pursuant to the Act,

    (i) 2d and Global One each agrees that it will not sell, convey, transfer, pledge, donate or assign any Shares except under the terms and conditions set forth in this Section.

    (ii) If 2d or Global One (the "Offering Party") shall at any time receive a bona fide arms-length written offer ("Offer") from a responsible party to purchase for cash any of the Shares being issued pursuant to this Agreement and owned by the Offering Party (such Shares which are the subject of the Offer being herein called the "Offered Shares"), which Offer such party desires in good faith to accept, the Offering Party shall give to the other party hereto written notice of the Offer by providing such other party with a copy of the Offer and a full description of all terms thereof including without limitation price, payment terms and the name and address of the offerer.

    (iii) If the other party hereto desires to purchase the Offered Shares it shall have the option to purchase all, but not part, of the Offered Shares at the purchase price and terms specified in the Offer within a period of forty-five days following the giving of the written notice provided for in the preceding paragraph.

    (iv) If, but only if, such option is not exercised, the Offering Party shall be free to sell the Offered Shares pursuant to the terms of the Offer (provided that the purchaser pursuant to such purchase shall acquire such shares subject to the provisions and restrictions of this Section), at any time within forty-five days after the end of the forty-five-day period referred to in the preceding paragraph.

    (v) The option provided for in this Section shall be exercisable by written notice from the party exercising such option to the Offering Party given within the period of time provided in this Agreement for the exercise of such option. The Offered Shares shall thereafter be transferred to such party at a closing to be held at a mutually agreeable place and time not more than thirty days after exercise of said option.

                             (g)  MUTUAL INDEMNIFICATION

    In consideration of the mutual covenants, agreements, and undertakings set forth therein, each party (the "Indemnifying Party") hereto hereby agrees to indemnify and hold harmless the other party and its affiliates and the respective directors, officers, agents, representatives, advisors and employees and its affiliates and each other person, if any, controlling such other party or any of its affiliates (each an "Indemnified Person") from and against all losses, claims, damages, liabilities, actions, taxes and expenses incurred by any Indemnified Person (including fees and disbursements of counsel) which are related to or arise, directly or indirectly, out of or in connection with (i) any material breach of this Agreement or the agreements attached hereto, or (ii) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Indemnifying Party or any of its affiliates. The Indemnifying Party will reimburse any Indemnified Person for all expenses (including fees and disbursements of counsel) as they are incurred by such Indemnified Person in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation in which such Indemnified Person is a party. The Indemnifying Party also agrees that no Indemnified Person shall have any liability to the Indemnifying Party or its affiliates for or in connection, except for such liability for losses, claims, damages, liabilities, actions, taxes or expenses incurred by the Indemnifying Party or its affiliates insofar as a court of competent jurisdiction has determined in a final and nonappealable order that such liability has resulted primarily from the gross negligence, recklessness, bad faith or willful misconduct of the Indemnified Person, and the Indemnifying Party agrees that it will not, and will procure that its affiliates will not, make any claim against any Indemnified Person in respect of any such liability. The Indemnifying Party further agrees that it will not, without the prior written consent of the Indemnified Person (such consent not to be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder.

    Promptly after receipt by an Indemnified Person of notice of any complaint or the commencement of any claim, action, suit or proceeding with respect to which indemnification is being sought hereunder, such person will notify the Indemnifying Party in writing of such complaint or of the commencement of such claim, action, suit or proceeding, but failure so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability for indemnification or reimbursement of expenses hereunder. If the Indemnifying Party so elects or is requested by such Indemnified Person, the Indemnifying Party will assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Person, and the Indemnifying Party agrees to pay the fees and disbursements of such counsel. In the event, however, that counsel for such Indemnified Person reasonably determines in its judgment that having common counsel would present such counsel with a conflict of interest or if the Indemnifying Party fails to assume the defense of the claim, action, suit or proceeding in a timely manner, then such Indemnified Person may employ separate counsel to represent or defend it in any such claim, action, suit or proceeding and the Indemnifying Party agrees to pay the fees and disbursements of such counsel; provided, however, that the Indemnifying Party will not be required to pay the fees and disbursements of more than one separate counsel for all Indemnified Persons in any jurisdiction in any single claim, action, suit or proceeding. In any claim, action, suit or proceeding the defense of which the Indemnifying Party assumes, the Indemnified Person will have the right to participate in such litigation and to retain its own counsel at such Indemnified Person's own expense.

                              (h)  2D REPURCHASE OPTION

    In the event that Global One (i) issues common stock which equals fifty percent or more of the then outstanding common stock, (ii) receives a tender offer for the purchase of fifty percent or more of the outstanding shares of Global One common stock, (iii) declares bankruptcy, becomes insolvent or makes an assignment for the benefit of creditors, or (iv) replaces two or more of its directors or executive officers, during any six month period, and in the reasonable good faith opinion of 2d such circumstances materially jeopardize Global One's ability to carry out the strategic purposes of this Distribution Agreement, then 2d shall have the right and option to repurchase the 2d Shares for the then current fair market value of the 2d Shares as determined by an independent appraisal to be conducted by an appraiser selected by the mutual agreement of the parties, or in the event that the parties cannot agree upon an appraiser, than an appraiser shall be appointed by an arbitrator who shall be selected pursuant to section 9(b) below. All 2d Shares not yet issued pursuant to this Agreement, shall upon exercise of this option terminate in all respects along with all rights and obligations of Global One to issue Global One Shares. Upon exercise of this option by 2d, the Distribution Agreement shall terminate and all obligations contained therein shall terminate, except for obligations which would otherwise extend beyond the term of the Distribution Agreement.. In the event that 2d shall own any Global One stock at the time of the exercise of this option, it may, at its election use such stock as part of the purchase price to be paid in accordance herewith. The value of the Global One stock held by 2d shall be equal to the value of the stock on the date of exercise of this option as quoted on the NASDAQ Stock Exchange (Symbol "GOGO").

                         (i) INCOME TAX ALLOCATIONS/ELECTIONS

    On or before the Closing Date, 2d and Global One agree to value for income tax purposes the stock being transferred to Global One pursuant to sections 1(a)(iv) and 1(a)(v), and to make any and all income tax elections that may be necessary in order to preserve the income tax effects of such allocations. In the event that the parties do not agree on or before the Closing to such allocations, or in the event that they cannot otherwise agree, an arbitrator selected pursuant to section 9 shall be appointed to select an independent account to make such a determination.

                               7. MISCELLANEOUS

                            (a) ENTIRE AGREEMENT

    This document and the documents referenced herein, set forth the entire agreement and understanding among the parties relating to the subject matter contained herein and merges and supersedes all prior and contemporaneous discussions and documents relating thereto.

                                (b) WAIVERS

    The failure of a party at any time to require another party's performance of any obligation under this Agreement shall not affect the right to require performance of that obligation in the future. Any waiver by any party of any breach of any provision hereof shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver or modification of the provision itself, or a waiver or modification of any other right under this Agreement.

                             (c) ASSIGNMENTS

    Neither this Agreement nor any right or obligation hereunder is assignable in whole or in part, whether by operation of law or otherwise, by any party without the prior written consent of the other party.

                          (d) FURTHER DOCUMENTS

    Following the execution hereof the parties will, to the extent deemed reasonably necessary, execute and deliver all such additional documents or instruments of further assurance as shall be necessary or appropriate to carry out the intent of this Agreement.

                              (e) NOTICES

    Except as otherwise specifically provided herein, any notice hereunder may be given by one party to the others in writing and by delivery or tender either in person or by depositing it in the United

States mail in a sealed envelope, with postage prepaid, addressed:

    If to 2d:           Dominic Ianno
                        186 South St.
                        Boston, Massachusetts 02111

    with copy to:       Steven J. Thayer
                        Thayer & Associates, Ltd.
                        333 W. Wacker Dr., Suite 2020
                        Chicago, IL 60606

    If to Global One:   George Vrabeck
                        Global One Distribution & Marketing, Inc.
                        5548 Lindbergh Lane
                        Bell, CA 90201

    with copy to:       Daniel H. Wolff
                        Weissmann, Wolff, Bergman,
                        Coleman & Silverman, LLP
                        9665 Wilshire Boulevard, Suite 900
                        Beverly Hills, CA 90212-2345


or to such other address as the party to which it is addressed shall have previously designated by notice given in accordance with this Section 7(e). All such notices shall be effective when delivered in person, or two days after deposit in the U.S. mail, or one day after deposit with an overnight courier.

                             (f) HEADINGS

    Descriptive headings contained in this Agreement are for convenience only and shall not control or affect the meaning or construction of any provisions hereof.

                          (g) COUNTERPARTS

    This Agreement may be executed in any number of counterparts, each of which, when all of the parties have signed one counterpart, shall constitute together but one and the same instrument. The parties may execute this Agreement and exchange signatures by facsimile, provided there is proof of transmission and provided original copies of the same are mailed to the other party within 3 business days of execution.

                            (h) TERMINATION

    This Agreement may be terminated or extended any time prior to the closing by the mutual consent of all of the parties hereto.

                             (i) EXPENSES

    Each party shall bear its legal, accounting and other fees and costs incurred by such party in negotiating, preparing and carrying out the terms of this Agreement, whether the issuance and exchange is consummated or this Agreement is terminated.

                    (j) SURVIVAL OF WARRANTIES, ETC.

    Notwithstanding any investigation made by or on behalf of either party, all warranties and representations of the parties contained herein or in documents or certificates delivered pursuant hereto on or prior to the closing, and all agreements hereunder which shall not have been fully performed at or prior to the closing, shall survive the closing and the consummation at the closing of the transactions herein provided to be consummated at the closing.

                                (k) AMENDMENT

    This Agreement may be amended only by a writing signed by both parties hereto.

                               (l) SEVERABILITY

   Every provision of this Agreement is intended to be severable, and, if any term or provision is determined to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the remainder of this Agreement, and, where possible, such provision shall be modified to the extent necessary to make it legal, valid, and enforceable.

                              (m) BINDING EFFECT

    This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective legal representatives, successors, and permitted assigns.

                             8. LAW TO GOVERN

    The validity, construction and enforceability of this Agreement shall be governed in all respects by the laws of the State of Delaware without giving effect to choice of law principles.

                              9. ARBITRATION OF DISPUTES

                              (a) AGREEMENT TO ARBITRATE

    Except as otherwise provided in herein, any controversy, dispute or claim between the parties arising out of, related to or in connection with this Agreement or the performance or breach hereof, shall be submitted to and settled by arbitration conducted by the American Arbitration Association in the State of Delaware, or any other mutualy agreeable place,, in accordance with its commercial arbitration rules then in effect.

                                    (b) ARBITRATOR

    Such arbitration shall be by a single arbitrator mutually selected by 2d and Global One , and if 2d and Global One do not agree within twenty (20) days after the date of notification of a request for such arbitration made by either of the parties, the selection of the single arbitrator shall be made by the American Arbitration Association in accordance with its rules then in effect.

                                      (c) RELIEF

    In addition to, and not in substitution for, any and all other relief in law or equity that may be granted by the arbitrator, the arbitrator may grant equitable relief and specific performance to compel compliance hereunder.

                                  (d) DETERMINATION

    The determination of the arbitrator shall be accompanied by a written opinion of the arbitrator and shall be final, binding and conclusive on the parties, and judgment on the arbitrator's award, including without limitation equitable relief and specific performance, may be entered in and enforced by any court having competent jurisdiction thereof.

                                (e) FEES AND EXPENSES

    Fees and expenses of the American Arbitration Association and of the arbitrator shall be borne as shall be determined by the arbitrator, and the arbitrator may in his or her discretion award attorneys' fees and expenses in addition to any other remedy that is allowed, regardless of whether such remedy includes an award of damages.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

GLOBAL ONE DISTRIBUTION &
MERCHANDISING, INC.

                                      Attest:
By: /s/ Joseph Angard
    --------------------------        ----------------------------------
     CEO                                                      , Secretary
                                      ------------------------
2D INTERACTIVE, INC.
                                      Attest:
By: /s/ Dominic Ianno
    --------------------------        ----------------------------------
    Dominic Ianno, President                                  , Secretary
                                      ------------------------